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                                                                    Exhibit 21.1

                       SILICON GRAPHICS, INC. SUBSIDIARIES



                                                       Jurisdiction of
     Name                                              Incorporation
     ----                                              -------------

Alias|Wavefront, Inc.                                  California
Cray Asia/Pacific, Inc.                                Delaware
Cray Financial Corporation                             Delaware
Cray Research (America Latina) Ltd.                    Delaware
Cray Research (Eastern Europe) Ltd.                    Delaware
Cray Research, Inc.                                    Delaware
Cray Research (India) Ltd.                             Delaware
Cray Research International, Inc.                      Delaware
MIPS Technologies, Inc.                                Delaware
Silicon Graphics Real Estate, Inc.                     Delaware
Silicon Graphics World Trade Corporation               Delaware
Silicon Studio, Inc.                                   Delaware
Research Equipment, Inc. dba Minnesota                 Minnesota
Supercomputer Center, Inc.
Silicon Graphics S.A.                                  Argentina
Cray Research (Australia) Pty. Ltd.                    Australia
Silicon Graphics Pty Limited                           Australia
Silicon Graphics Computer Systems Ges.m.b.H.           Austria
Silicon Graphics International Inc.                    Barbados
Silicon Graphics S.A./N.V.                             Belgium
Wavefront Technologies N.V.                            Belgium
Cray Research Computadores do Brasil Ltda.             Brazil
Silicon Graphics Comercio e Servi os Limitada          Brazil
831495 Ontario Ltd.                                    Canada
Cray Research (Canada) Inc.                            Canada
Silicon Graphics Limited                               Canada
Wavefront Canada Limited                               Canada
Silicon Graphics spolecnost s rucerum omezenym         Czech Republic
Silicon Graphics A/S                                   Denmark
Cray Research OY                                       Finland
Silicon Graphics OY                                    Finland
Alias sarl                                             France
Cray Research France S.A.                              France
Cray Research Superservers S.A.R.L.                    France
Silicon Graphics                                       France
Wavefront Technologies S.A.                            France
Alias Research GmbH                                    Germany
APTOS Application Software Technologies GmbH           Germany
Cray Research GmbH                                     Germany
Cray Research Business Systems GmbH                    Germany
Silicon Graphics GmbH                                  Germany
Wavefront Technologies GmbH                            Germany
Silicon Graphics Limited                               Hong Kong
Silicon Graphics Kft.                                  Hungary

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                                                       Jurisdiction of
     Name                                              Incorporation
     ----                                              -------------

Silicon Graphics Systems (India) Private Ltd           India
Cray Research (Israel) Ltd.                            Israel
Silicon Graphics Computer Systems Limited              Israel
Silicon Graphics Biomedical 1995 Ltd                   Israel
Alias Srl                                              Italy
Cray Research Srl                                      Italy
Silicon Graphics S.p.A.                                Italy
Wavefront Technologies Srl                             Italy
Cray Foreign Sales Corporation, Ltd.                   Jamaica
Alias Research K.K.                                    Japan
Cray Research Japan, Ltd.                              Japan
Nihon Silicon Graphics K.K.                            Japan
Wavefront Japan, Ltd.                                  Japan
Yokogawa Cray ELS, Ltd.                                Japan
Cray Research (Korea) Ltd.                             South Korea
Korea Silicon Graphics Ltd.                            South Korea
Cray Research (Malaysia) Sdn. Bhd.                     Malaysia
Cray Research de Mexico, S.A. de C.V.                  Mexico
Silicon Graphics S.A. de C.V.                          Mexico
Cray Research B.V.                                     Netherlands
Silicon Graphics B.V.                                  Netherlands
Silicon Graphics World Trade B.V.                      Netherlands
Silicon Graphics Limited                               New Zealand
Cray Research Scandinavia A/S                          Norway
Silicon Graphics A/S                                   Norway
Beijing Silicon Graphics Computer                      People's Republic of
Engineering and Technology Co., Ltd.                   China
Cray Research (Singapore) Pte. Ltd.                    Singapore
Silicon Graphics Pte. Limited                          Singapore
Cray Research (Proprietary) Limited                    South Africa
Silicon Graphics (Pty) Limited                         South Africa
Cray Research S.A.E.                                   Spain
Silicon Graphics, S.A.                                 Spain
Cray Research AB                                       Sweden
Silicon Graphics AB                                    Sweden
Cray Research (Suisse) S.A.                            Switzerland
Silicon Graphics S.A.                                  Switzerland
Silicon Graphics Manufacturing S.A.                    Switzerland
Silicon Graphics Limited                               Taiwan
Cray Research Supercomputer                            Turkey
Trade and Services A.S.
Alias Research Limited                                 United Kingdom
Alias Sonata Limited                                   United Kingdom
Cray Research Europe Ltd.                              United Kingdom
Cray Research (UK) Ltd.                                United Kingdom
Silicon Graphics Application Systems Limited           United Kingdom
Silicon Graphics Limited                               United Kingdom
Wavefront Technologies Ltd.                            United Kingdom
Silicon Graphics Manufacturing Finance Limited         Jersey Channel Islands


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